UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2007

REOSTAR ENERGY CORP.
(Name of small business in its charter)

Nevada	000-26139	91-1937382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5416 Birchman Avenue, Fort Worth, Texas	76107
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: 1-800-462-4633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.

The registrant sold its thirty percent (30%) interest in the Tri-County Gas Gathering System (TCGGS) on June 6, 2007 to Cimmarron Gathering LP, an indirect wholly-owned subsidiary of Copano Energy, L.L.C. (NASDAQ: CPNO), for $15 million in an all cash transaction. TCGGS is a gas gathering partnership that consists of approximately 50 miles of pipeline, compression and a carbon-dioxide plant that services portions of Cooke and Montague Counties in north Texas. The effective date of the transaction for accounting purposes was April 30th, 2007; however, the contract for purchase was executed, closed and funded on June 6, 2007.

There is no material relationship with the purchaser other than in respect of the transaction between such person(s) and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer.

The registrant received approximately $12.5 million in cash with $2.5 million dollars remaining in escrow for 180 days to settle any subsequent title claims that might arise and cash calls owed through the effective date of April 30th, 2007, which are estimated at $900,000.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Exhibits

Exhibit 16.1 Purchase Sale Agreement with Cimmarron Gathering, LP.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REOSTAR ENERGY CORP.

By: /s/ Mark S. Zouvas
Chief Executive Officer & President

Date: June 7, 2007